UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  June 8, 1999



                            nStor Technologies, Inc.
                            ------------------------

             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                                    --------

                 (State or other jurisdiction of incorporation)



                       0-8354                            95-2094565
                       ------                            ----------
               (Commission File No.)                  (I.R.S. Employer
                                                    Identification No.)


                               450 Technology Park
                            Lake Mary, Florida 32746
                            ------------------------
                    (Address of principal executive offices)



                                 (407) 829-3500
                                 --------------
               Registrant's telephone number, including area code



                                 Not Applicable
                                 --------------
                         (Former name or former address,
                          if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS



         On June 8, 1999 (the "Closing Date"), nStor Technologies, Inc. (the "Registrant") purchased (the "Acquisition") 18,021,281 shares of the common stock (the "Andataco Stock") of Andataco, Inc., a Massachusetts corporation ("Andataco"), representing approximately 76% of the total issued and outstanding capital stock of Andataco, from the Sykes Family Trust and the Sykes Children's Trust of 1993, for $5.1 million. The purchase price was paid in the form of two, 9.5% subordinated promissory notes of the Registrant. The principal balance of the notes is due on June 17, 2004 and interest is payable monthly.

         As part of the Acquisition, the Registrant also acquired from W. David Sykes, the President of Andataco ("Sykes"), a promissory note (the "Shareholder Note") in the original principal amount of $5,196,000 payable by Andataco to Sykes. The purchase price for the Shareholder Note was: $500,000 in cash, $150,000 of which had been paid prior to the closing; 4,654 shares of the Registrant's newly-issued Series F Convertible Preferred Stock which is convertible into 1,551,333 shares of the Registrant's common stock based on a conversion price of $3.00 per share; and three-year warrants to purchase an additional 155,133 shares of the Registrant's common stock for $3.30 per share. The Series F Convertible Preferred Stock requires quarterly dividends at the following annual rates: 8% during the first year, 9% during the second year and 10% thereafter.

         The purchase price for the Andataco Stock and the Shareholder Note was determined by arms length negotiations between the parties. The cash portion of the purchase price was funded from the Registrant's available cash.

         The Registrant has agreed to file a registration statement which includes the shares of common stock issuable upon conversion of the preferred stock and exercise of the warrants within 30 days of the Closing Date.

         Sykes has entered into a three year employment agreement with nStor Corporation, a wholly-owned subsidiary of the Registrant, which will become effective upon the acquisition by the Registrant of the remaining 24% of the outstanding shares of common stock of Andataco. Sykes will continue to serve as the President of Andataco. In connection with his employment agreement, Sykes received options to purchase 1.1 million shares of the Registrant's common stock at an exercise price of $2.00 per share (the closing market price on April 19, 1999, the date that the terms of the options were agreed to). The options will vest over a period of three years following the effective date of the employment agreement. After any options have vested, they shall be exercisable for a period of five years, regardless of Sykes' termination of employment for any reason.

         Following the completion of the Acquisition, H. Irwin Levy, Chairman and a principal shareholder of the Registrant ("Levy"), entered into a letter agreement with Sykes pursuant to which (i) Sykes granted Levy an option, through September 30, 1999, to purchase, for $3.00 per share, $3.2 million of the Registrant's common stock owned by Sykes (at an agreed upon value of $3.00 per share), less any amounts received by Sykes as a result of public sales of such shares of common stock during the option period, and (ii) Levy agreed to purchase from Sykes, at Sykes' option, during the period from February 1, 2000 through February 5, 2000, shares of the Registrant's common stock owned by Sykes for a purchase price of $3.00 per share, provided, however, that Levy shall not be obligated to purchase more than $3.2 million of the Registrant's common stock owned by Sykes (at an agreed upon value of $3.00 per share), less any amounts received by Sykes as a result of public sales of such shares of common stock prior to February 1, 2000.

         Andataco designs, develops, manufactures, markets and supports high performance, high availability information storage solutions for the Open Systems markets in the Windows NT and UNIX environments including Sun Microsystems, Hewlett-Packard, Silicon Graphics, and NT-based computing systems. The Registrant intends to continue to operate Andataco in its existing lines of business under the Registrant's ownership. The Registrant intends to acquire the remaining outstanding shares of Andataco by the earliest practicable date. In connection with the Acquisition, the Registrant has agreed that if it acquires the balance of Andataco's outstanding shares, the purchase price will be equal to the greater of the per share amount paid to Sykes ($.283) or the fair market value as determined by an independent valuation.

ITEM 5.  OTHER EVENTS

         On June 8, 1999, the Registrant sold 1,500 shares of newly-issued Series E Convertible Preferred Stock (convertible into 1,166,667 shares of the Registrant's common stock based on a price of $3.00 per share), and three-year warrants to purchase an aggregate of 116,667 shares of the Registrant's common stock at a price of $3.30 per share, to three private investors in a privately-negotiated transaction. The total purchase price for the Series E Convertible Preferred Stock and warrants was $3.5 million in cash. Hilcoast Development Corp., an affiliate of Levy, purchased $1,500,000 of the Series E Convertible Preferred Stock and warrants to purchase 50,000 additional shares of the Registrant's common stock. The Series E Convertible Preferred Stock requires quarterly dividends at the following annual rates: 8% during the first year, 9% during the second year and 10% thereafter.

         A copy of the Press Release issued by the Registrant on June 9, 1999, announcing the closing of the acquisition and the private placement, is attached hereto as Exhibit 99, and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
         INFORMATION AND EXHIBITS


         (a)      Financial Statements of Business Acquired

Report of Independent Accountants, dated January 13, 1999, and the accompanying consolidated balance sheets of Andataco, Inc. as of October 31, 1998 and 1997, and the related consolidated statements of operations, of cash flows and of shareholders' equity for the years ended October 31, 1998, 1997 and 1996.

Balance sheet of Andataco, Inc. as of April 30, 1999 and the related statements of operations and of cash flows for the six months ended April 30, 1999 and 1998 (unaudited).

         (b)      Pro Forma Financial Information

nStor Technologies, Inc. and Subsidiaries Unaudited Proforma Condensed Combined Financial Statements.

         (c)      Exhibits

Exhibit No.:                                Description of Documents
------------                                ------------------------


2.1 Purchase Agreement, dated as of March 2, 1999, by and among the Registrant, W. David Sykes and the Sykes Children's Trust of 1993 dated November 22, 1993

2.2 Amendment No. 1 to Purchase Agreement, dated as of April 26, 1999, by and among the Registrant, W. David Sykes, the Sykes Family Trust and the Sykes Children's Trust of 1993 dated November 22, 1993

2.3 Amendment No. 2 to Purchase Agreement, dated as of June 8, 1999, by and among the Registrant, W. David Sykes, the Sykes Family Trust and the Sykes Children's Trust of 1993 dated November 22, 1993

4.1 Certificate of Designation of Series E Convertible Preferred Stock of the Registrant

4.2 Certificate of Designation of Series F Convertible Preferred Stock of the Registrant

4.3               Warrant, dated June 8, 1999, issued to W. David Sykes

4.4 Form of Warrant, dated June 8, 1999, issued to purchasers of Series E Convertible Preferred Stock

4.5 9.5% Subordinated Note, dated June 8, 1999, issued to the Sykes Children's Trust of 1993

4.6               9.5% Subordinated Note, dated June 8, 1999, issued to the
                  Sykes Family Trust

4.7 Registration Rights Agreement, dated June 8, 1999, by and between nStor Technologies, Inc. and W. David Sykes

4.8 Form of Registration Rights Agreement, dated June 8, 1999, issued to the purchasers of Series E Convertible Preferred Stock

4.9               Form of Employment Agreement between the Registrant and
                  W. David Sykes


4.10 Letter Agreement, dated June 8, 1999, by and between H. Irwin Levy and W. David Sykes


99.1              Press Release issued by the Registrant on June 9, 1999



                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    nSTOR TECHNOLOGIES, INC.


                                    /s/ Larry Calise
                                    -------------------------
                                    Larry Calise, Principal
                                    Financial Officer

Date:  June 22, 1999

                                 ANDATACO, INC.
                              FINANCIAL STATEMENTS

             As of October 31, 1998 and 1997 and for the Years Ended
                      October 31, 1998, 1997, and 1996 and
                        Report of Independent Accountants

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
and Shareholders of Andataco, Inc.


     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of cash flows and of shareholders' equity (deficit) present fairly, in all material respects, the financial position of Andataco, Inc. and its subsidiaries at October 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended October 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


PricewaterhouseCoopers LLP

San Diego, California
January 13, 1999

                                 ANDATACO, INC.

                           CONSOLIDATED BALANCE SHEET

                                                                                October 31,
                                                                        ---------------------------
                                                                            1998           1997
                                                                        ------------   ------------
                               A S S E T S

Current assets:
   Cash .............................................................   $     23,000    $     41,000
   Accounts receivable, net .........................................     10,628,000      10,846,000
   Inventories ......................................................      4,923,000       7,458,000
   Other current assets .............................................        634,000         353,000
                                                                        ------------    ------------
     Total current assets ...........................................     16,208,000      18,698,000

Goodwill, net .......................................................      5,993,000       7,665,000
Property and equipment, net .........................................      3,415,000       3,599,000
Other assets ........................................................         66,000          27,000
                                                                        ------------    ------------
                                                                        $ 25,682,000    $ 29,989,000
                                                                        ============    ============


     L I A B I L I T I E S  A N D  S H A R E H O L D E R S'  E Q U I T Y

Current liabilities:
   Accounts payable .................................................   $  7,853,000    $  7,660,000
   Accrued expenses .................................................      2,610,000       4,202,000
   Deferred revenue .................................................      2,259,000       1,554,000
   Current portion of notes payable .................................             --         113,000
                                                                        ------------    ------------
     Total current liabilities ......................................     12,722,000      13,529,000
                                                                        ------------    ------------

Bank line of credit .................................................      5,462,000       6,500,000
Notes payable, less current portion .................................             --          28,000
Shareholder loan ....................................................      5,196,000       5,196,000
                                                                        ------------    ------------
     Total long-term liabilities ....................................     10,658,000      11,724,000
                                                                        ------------    ------------

Commitments and contingencies (Note 9)

Shareholders' equity:
   Common stock, $0.01 par value; 40,000,000 shares
     authorized; 23,819,399 shares issued and outstanding ...........        238,000         238,000
   Additional paid in capital .......................................     10,107,000      10,107,000
   Accumulated deficit ..............................................     (8,043,000)     (5,609,000)
                                                                        ------------    ------------
     Total shareholders' equity .....................................      2,302,000       4,736,000
                                                                        ------------    ------------

                                                                        $ 25,682,000    $ 29,989,000
                                                                        ============    ============

          See accompanying notes to consolidated financial statements.

                                 ANDATACO, INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                                   Year Ended October 31,
                                                         -------------------------------------------
                                                            1998            1997            1996
                                                         ----------   ------------   ---------------
Sales ...............................................   $ 77,519,000    $ 93,259,000    $ 99,733,000

Cost of sales .......................................     54,293,000      71,682,000      80,375,000
                                                       -------------   -------------   -------------
   Gross profit .....................................     23,226,000      21,577,000      19,358,000

Operating expenses:
   Selling, general and administrative ..............     22,755,000      22,620,000      17,298,000
   Rent expense to shareholder ......................        332,000         330,000         330,000
   Purchased research and development ...............             --       2,400,000              --
   Research and development .........................      1,552,000       1,325,000         919,000
                                                       -------------   -------------   -------------
                                                          24,639,000      26,675,000      18,547,000
                                                       -------------   -------------   -------------
(Loss) income from operations .......................     (1,413,000)     (5,098,000)        811,000

Other income (expense):
   Interest income ..................................             --              --           1,000
   Interest expense .................................       (553,000)       (650,000)       (472,000)
   Interest expense to shareholder ..................       (468,000)       (461,000)       (301,000)
                                                       -------------   -------------   -------------
                                                          (1,021,000)     (1,111,000)       (772,000)
                                                       -------------   -------------   -------------

(Loss) income before provision for taxes ............     (2,434,000)     (6,209,000)         39,000
Provision for income taxes ..........................             --              --              --
                                                       -------------   -------------   -------------

Net (loss) income ...................................   $ (2,434,000)   $ (6,209,000)   $     39,000
                                                       =============   =============   =============

Net (loss) income per share (basic and diluted) .....   $      (0.10)   $      (0.30)   $       0.00
                                                       =============   =============   =============

Shares used in computing net (loss) income per share:

     Basic ..........................................     23,819,000      20,464,000      18,078,000
                                                       =============   =============   =============

     Diluted ........................................     23,819,000      20,464,000      18,168,000
                                                       =============   =============   =============

           See accompanying notes to consolidated financial statements.

                                 ANDATACO, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                           Year Ended October 31,
                                                                              ------------------------------------------
                                                                                   1998          1997           1996
                                                                              ------------   ------------   ------------
Cash flows from operating activities:
   Net (loss) income ....................................................    $(2,434,000)   $ (6,209,000)   $     39,000
   Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
       Depreciation and amortization ....................................      1,715,000       1,335,000         446,000
       Amortization of goodwill .........................................      1,672,000         697,000              --
       Purchased research and development ...............................             --       2,400,000              --
       Stock compensation ...............................................             --         137,000              --
   Changes in assets and liabilities, net of Merger transaction (Note 2):
       Accounts receivable ..............................................        218,000       3,149,000         492,000
       Inventories ......................................................      2,535,000         192,000       3,176,000
       Other assets .....................................................       (320,000)         73,000         (70,000)
       Accounts payable .................................................        193,000      (3,525,000)     (4,866,000)
       Accrued expenses .................................................     (1,592,000)        328,000        (569,000)
       Deferred revenue .................................................        705,000       1,154,000          74,000
                                                                             -----------   -------------    ------------
         Net cash provided by (used in) operating activities ............      2,692,000        (269,000)     (1,278,000)
                                                                             -----------   -------------    ------------

Cash flows from investing activities:
   Cash acquired in Merger transaction (net of cash expended of
     $478,000) (Note 2) .................................................             --         676,000              --
   Payments for purchases of property and equipment .....................     (1,531,000)       (682,000)       (770,000)
                                                                             -----------   -------------    ------------

         Net cash used in investing activities ..........................     (1,531,000)         (6,000)       (770,000)
                                                                             -----------   -------------    ------------

Cash flows from financing activities:
   (Payments) proceeds under bank line of credit agreement, net .........     (1,038,000)       (553,000)      4,508,000
   Dividends paid .......................................................             --              --      (2,955,000)
   Proceeds from shareholder loan .......................................             --         269,000       2,000,000
   Payments on shareholder loan .........................................             --              --        (758,000)
   Payments on notes payable ............................................       (141,000)       (165,000)       (287,000)
                                                                             -----------   -------------    ------------

         Net cash (used in) provided by financing activities ............     (1,179,000)       (449,000)      2,508,000
                                                                             -----------   -------------    ------------

Net (decrease) increase in cash .........................................        (18,000)       (724,000)        460,000

Cash at beginning of year ...............................................         41,000         765,000         305,000
                                                                             -----------   -------------    ------------

Cash at end of year .....................................................    $    23,000    $     41,000    $    765,000
                                                                             ===========   =============    ============

Supplemental disclosures of cash flow information:

   Cash paid for interest ...............................................    $   976,000    $  1,127,000    $    812,000
                                                                             ===========   =============    ============

   Cash paid for income taxes ...........................................    $        --    $         --    $     27,000
                                                                             ===========   =============    ============

Supplemental disclosure of non-cash activities:

   Issuance of stock in Merger transaction (Note 2) .....................    $        --    $ 11,606,000    $         --
                                                                             ===========   =============    ============

          See accompanying notes to consolidated financial statements.

                                 ANDATACO, INC.

            CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)


                                                                             Additional       Accumulated
                                                    Common Stock               Paid in         Earnings
                                               Shares         Amount           Capital         (Deficit)           Total
                                               ------         ------           -------         ---------           -----
Balance at October 31, 1995 ............         10,000    $      2,000                    $  2,116,000    $  2,118,000

Dividends paid .........................                                                     (2,955,000)     (2,955,000)

Net income .............................                                                         39,000          39,000
                                           ------------   -------------    -------------   ------------   -------------
Balance at October 31, 1996 ............         10,000           2,000                        (800,000)       (798,000)

Recapitalization of ANDATACO of
   California as a result of Merger with
   IPL Systems, Inc. (Note 2) ..........        (10,000)         (2,000)   $      2,000                              --

Elimination of S Corporation deficit
   against additional paid in capital at
   date of Merger (Note 2) .............                                     (1,400,000)      1,400,000              --

IPL common stock outstanding
   immediately before Merger (note 2) ..      5,633,819          56,000         (56,000)                             --

Issuance of IPL common stock in
   Merger (Note 2) .....................     18,078,381         181,000      11,425,000                      11,606,000

Issuance of common stock for
   compensation ........................        107,199           1,000         136,000                         137,000

Net loss ...............................                                                     (6,209,000)     (6,209,000)
                                           ------------   -------------   -------------    ------------   -------------

Balance at October 31, 1997 ............     23,819,399         238,000      10,107,000      (5,609,000)      4,736,000

Net loss ...............................                                                     (2,434,000)     (2,434,000)
                                           ------------   -------------   -------------    ------------   -------------

Balance at October 31, 1998 ............     23,819,399    $    238,000    $ 10,107,000    $ (8,043,000)   $  2,302,000
                                           ============   =============   =============    ============   =============

          See accompanying notes to consolidated financial statements.

                                 ANDATACO, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - The Company

     ANDATACO, Inc. (the "Company" or "ANDA"), founded in 1986, designs, develops, manufactures, markets and supports high performance, high availability information storage solutions for the open systems markets in the Windows NT and UNIX environments. The Company's fully integrated hierarchy of data storage solutions includes fault tolerant RAID (Redundant Array of Independent Disks) and RAID-ready disk storage, tape backup and restore products, and data storage management software. The Company supplies its products through direct, indirect and original equipment manufacturer sales and service channels throughout the world. The Company's president and principal shareholder and his affiliates beneficially own 75.9% of the Company's outstanding common stock.

NOTE 2 - Business Combination

   On June 3, 1997 (the "Closing Date"), ANDA (formerly IPL Systems, Inc.) completed a business combination with ANDATACO of California, whereby ANDATACO of California was merged with a wholly-owned subsidiary of ANDA (the "Merger"). Under the terms of the merger agreement, the shareholders of ANDATACO of California were issued a total of 18,078,381 shares of ANDA Class A Common Stock in exchange for all outstanding shares of capital stock of ANDATACO of California. Although as a legal matter the Merger resulted in ANDATACO of California becoming a wholly-owned subsidiary of ANDA, for financial reporting purposes the Merger was treated as a recapitalization of ANDATACO of California and an acquisition of ANDA by ANDATACO of California (reverse acquisition). The financial reporting requirements of the Securities and Exchange Commission require that the financial statements reported by ANDA subsequent to the Merger be those of ANDATACO of California, which include the results of operations of ANDA from the Closing Date.

     The acquisition of ANDA by ANDATACO of California was accounted for using the purchase method. Accordingly, the purchase price was allocated to the estimated fair market value of identifiable tangible and intangible assets acquired and liabilities assumed. Based upon an independent valuation, the Company allocated $2,400,000 to acquired in-process research and development for which there is no future alternative use and $400,000 to existing proprietary technology for which technological feasibility had been established. As required by generally accepted accounting principles, the amount allocated to in-process research and development was recorded as a one-time charge to operations and the amount allocated to existing technology was amortized over its estimated useful life. The excess of the purchase price over the identifiable net assets acquired of $8,362,000 was recorded as goodwill and is being amortized on a straight-line basis over its estimated useful life of five years.

The following table sets forth the allocation of the purchase price to the estimated fair value of identifiable tangible and intangible assets acquired and liabilities assumed:

Purchase Price:

  Fair value of ANDA stock of 5,633,819 shares outstanding
    immediately before the Merger ........................   $ 11,606,000

  Transaction costs ......................................        478,000
                                                             ------------
                                                               12,084,000
                                                             ------------
Allocation of Purchase Price to Identifiable Net Assets:

  Tangible assets ........................................      4,203,000
  Assumed liabilities ....................................     (3,281,000)
  In-process research and development ....................      2,400,000
  Intangible asset .......................................        400,000
                                                             ------------
                                                                3,722,000
                                                             ------------

Excess of Purchase Price Over Identifiable
  Net Assets .............................................   $  8,362,000
                                                             ============

                                 ANDATACO, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     The following is unaudited pro forma results of operations as if the transaction had been consummated at the beginning of fiscal year ended October 31, 1997:
                                                                   Year Ended
                                                                   October 31,
                                                                      1997
                                                                      ----
                                                                   (unaudited)

           Sales............................................     $   97,507,000
                                                                 ==============
           Net loss.........................................     $  (12,500,000)
                                                                 ==============
           Net loss per share (basic and diluted)...........     $        (0.53)
                                                                 ==============


NOTE 3 - Summary of significant Accounting Policies

   Principles of Consolidation

     The financial statements as of and for the year ended October 31, 1998 consolidate the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

   Management Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Management believes that its projected income and its bank line of credit will be sufficient to meet the Company's capital and operating requirements for the next 12 months. If sales are less than projected, or if the Company is unable to generate adequate cash flow from its sales, the Company may need to seek additional sources of capital and/or decrease its planned capital and operating expenditures.

   Revenue Recognition

     Revenue from the sale of products is recognized as of the date shipments are made to customers net of an allowance for returns. A provision is made for warranty costs in excess of those provided for by the original equipment manufacturer. Revenue related to extended warranty contracts is deferred and recognized over the period in which costs are expected to be incurred, based upon historical evidence, in performing services under the contract. The Company also contracts with outside vendors to provide service relating to various on-site warranties which are offered for sale to customers; on-site warranty revenues and amounts paid in advance to outside service organizations are recognized in the financial statements in sales and cost of goods sold, respectively, over the warranty period.

   Inventories

     Inventories are stated at the lower of cost (first-in-first-out method) or market.

   Property and Equipment

     Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the depreciable assets (generally five to seven years). Leasehold improvements are amortized on a straight-line basis over the shorter of the useful life of the asset or the lease term. Upon the sale or retirement of property or equipment, the asset cost and related accumulated depreciation are removed from the respective accounts and any gain or loss is included in the results of operations. Total depreciation and amortization was $1,715,000, $935,000 and $446,000 in fiscal 1998, 1997 and 1996, respectively.

                                 ANDATACO, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   Long-Lived Assets

     The Company assesses potential impairments to its long-lived assets, certain identifiable intangibles and associated goodwill when there is evidence that events or changes in circumstances have made recovery of an asset's carrying value unlikely. An impairment loss would be recognized when the sum of the expected future net undiscounted cash flows is less than the carrying amount of the asset. No such impairment losses have been recorded by the Company.

   Goodwill

     The Company has classified as goodwill the purchase price in excess of fair value of the identifiable net assets acquired in the Merger. Goodwill is being amortized on a straight-line basis over its estimated useful life of five years. Amortization charged to operations amounted to $1,672,000 and $697,000 for the years ended October 31, 1998 and 1997, respectively.

   Research and Development Costs

     Research and development costs are expensed as incurred.

   Stock-Based Compensation

     The Company measures compensation expense for its stock-based employee compensation plans using the intrinsic value method and provides pro forma disclosures of net income and earnings per share as if fair value based methods had been applied in measuring compensation expense (Note 8). Compensation charges related to non-employee stock-based compensation are measured using fair value based methods.

   Income Taxes

     The Company records a provision (benefit) for income taxes using the liability method. Current income tax expense or benefit represents the amount of income taxes expected to be payable or refundable for the current year. A deferred income tax liability or asset is established for the expected future consequences resulting from the differences between the financial reporting and income tax bases of assets and liabilities and from net operating loss and credit carryforwards. Deferred income tax expense or benefit represents the net change during the year in the deferred income tax liability or asset. A valuation allowance is established when necessary to reduce deferred tax assets to the amounts expected to be more likely than not realized.

     Concurrent with the Merger, ANDATACO of California changed its taxpayer status from a Subchapter S Corporation to a Subchapter C Corporation. Effective with that change, the Company transferred the amount of its accumulated deficit at that date to additional paid in capital. Therefore, the Company's accumulated deficit at October 31, 1998 includes losses solely incurred by the Company since the Merger.

     Prior to the consummation of the Merger, ANDATACO of California elected to be taxed under Subchapter S of the Internal Revenue Code of 1986, as amended, and consequently all federal income taxes and most state taxes were paid directly by its shareholders. Because of the change in taxpayer status to a Subchapter C Corporation, the Company is subject to federal and state income taxes. The tax provision in fiscal 1997 is calculated giving effect to the change of ANDATACO of California from a Subchapter S Corporation to a Subchapter C Corporation, and resultant adjustments for federal and state income taxes, as if ANDATACO of California had been taxed as a C Corporation rather than an S Corporation since inception.

   Pro Forma Net Income (Loss) per Share
(Unaudited)

     Pro forma net income (loss) per share amounts of $(0.10), $(0.31) and $0.00 in fiscal 1998, 1997 and 1996, respectively, reflect the Company's conversion from a Subchapter S Corporation to a Subchapter C Corporation and the resultant adjustments for federal and state income taxes as if the Company had been taxed as a Subchapter C Corporation rather than a Subchapter S Corporation since inception. Pro forma net income (loss) per share is computed based on the weighted average number of shares of common stock outstanding during the respective periods.

                                 ANDATACO, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   Fair Value of Financial Instruments

     It is management's belief that the carrying amounts shown for the Company's financial instruments are reasonable estimates of their related fair values based on their terms or short-term nature. The carrying amount shown for the bank line of credit approximates its fair value due to the relatively short-term nature of this arrangement and to its adjustable interest rate. The carrying amounts shown for notes payable and shareholder loan are reasonable approximations of their fair values based upon the interest rates at which the Company could enter into similar borrowing arrangements.

   Net Income (Loss) Per Share

     The Company adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share" as required in the first quarter of fiscal 1998. Basic earnings per share is computed based on the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed based on the weighted average number of shares of common stock outstanding during the period increased by the weighted average number of common stock equivalents outstanding during the period, using the treasury stock method. Shares issuable upon exercise of outstanding stock options and warrants, totaling 2,991,000 and 2,402,000 as of October 31, 1998 and 1997, respectively, have been excluded from the computation of diluted earnings per share as their effect would be anti-dilutive.

   Concentration of Credit Risk

     The Company's customers include original equipment manufacturers, integrators, distributors and end-users. Financial instruments which potentially subject the Company to concentrations of credit risk are primarily accounts receivable. The Company performs ongoing credit evaluations of its customers, generally requires no collateral and maintains allowances for potential credit losses and sales returns. Credit losses have been within management's expectations.

   Dependence on Suppliers

     The Company has and will continue to rely on outside vendors to manufacture certain subsystems and electronic components and subassemblies used in the production of the Company's products. Certain components, subassemblies, materials and equipment necessary for the manufacture of the Company's products are obtained from a sole supplier or a limited group of suppliers. The Company performs ongoing quality and supply evaluation reviews with its outside vendors. Supply, delivery and quality of subsystems and electronic components and subassemblies have been adequate to fulfill customer orders and management does not expect any vendor problems in the next 12 months.

   New Accounting Pronouncements

     In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 130 ("FAS 130"), "Reporting Comprehensive Income," which the Company will be required to adopt in the first quarter of fiscal 1999. This statement will require the Company to report in the financial statements, in addition to net income, comprehensive income and its components including, as applicable, foreign currency items, minimum pension liability adjustments and unrealized gains and losses on certain investments in debt and equity securities. Upon adoption, the Company will also be required to reclassify financial statements for earlier periods provided for comparative purposes. The Company expects that adoption will have no material impact on the Company's statement of operations.

     In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131 ("FAS 131"), "Disclosures about Segments of an Enterprise and Related Information," which the Company will be required to adopt for fiscal 1999. This statement establishes standards for reporting information about operating segments in annual financial statements and requires selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. Under FAS 131, operating segments are to be determined consistent with the way that management organizes and evaluates financial information internally for making operating decisions and assessing performance. The Company expects that adoption will have no material impact on the Company's financial statements.

                                 ANDATACO, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133 ("FAS 133"), "Accounting for Derivative Instruments and Hedging Activities," which the Company will be required to adopt for fiscal 2000. This statement establishes a new model for accounting for derivatives and hedging activities. Under FAS 133, all derivatives must be recognized as assets and liabilities and measured at fair value. The Company expects that adoption will have no material impact on the Company's financial statements.


NOTE 4 - Composition of Certain Financial Statement Captions

                                                               October 31,
                                                     ------------------------------
                                                          1998             1997
                                                     -------------    -------------
Accounts receivable:
   Accounts receivable - trade ....................   $ 10,960,000    $ 11,106,000
   Less allowance for doubtful accounts and
    returns........................................       (332,000)       (260,000)
                                                     -------------   -------------

                                                      $ 10,628,000    $ 10,846,000
                                                     =============   =============

Inventories:
   Purchased components ...........................   $  3,900,000    $  5,541,000
   Work in progress ...............................        280,000         125,000
   Finished goods .................................        743,000       1,792,000
                                                     -------------   -------------
                                                      $  4,923,000    $  7,458,000
                                                     =============   =============

Property and equipment:
   Equipment ......................................   $  5,666,000    $  4,334,000
   Leasehold improvements .........................      1,098,000         942,000
   Furniture and fixtures .........................        809,000         797,000
   Vehicles .......................................        150,000         119,000
                                                     -------------   -------------
                                                         7,723,000       6,192,000
   Less accumulated depreciation and amortization .     (4,308,000)     (2,593,000)
                                                     -------------   -------------
                                                      $  3,415,000    $  3,599,000
                                                     =============   =============

Accrued expenses:
   Sales commissions ..............................   $    885,000    $  1,807,000
   Other ..........................................      1,725,000       2,395,000
                                                     -------------   -------------
                                                      $  2,610,000    $  4,202,000
                                                     =============   =============

   Bonuses Payable

     The Company has recorded a long-term obligation related to ten-year bonus agreements (the "Agreements") with certain employees. Under the Agreements, a bonus will be payable to an employee ten years after the date employment commenced with the Company. Continuous employment during the ten years is a condition precedent to the Company's obligation to pay the bonus. The bonus is accrued over the ten year service period; amounts forfeited are credited to operations. In fiscal 1998, the last participating member of the Agreement achieved the ten year anniversary and was paid in full. At October 31, 1998 and 1997, the Company has accrued $0 and $172,000 as a short-term liability, respectively. A net charge of $6,000 and $5,000 and a net credit of $108,000 are included in the results of operations for the years ended October 31, 1998, 1997 and 1996, respectively.

     The Company has a management incentive award plan which provides for the payment of cash awards or bonuses to officers and other key employees when the Company achieves specified objectives. Awards earned under the plan were $0, $17,000, and $0 during the years ended October 31, 1998, 1997 and 1996, respectively.

                                 ANDATACO, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - Bank Line of Credit

     The Company has a revolving line of credit with a bank which provides for it to borrow the lesser of (i) $10,000,000 or (ii) 80 percent of eligible domestic accounts receivable plus the lesser of $1,750,000 or 25 percent of eligible inventory, at the bank's prime rate plus one-half percent (8.5 percent at October 31, 1998). The revolving line of credit was renewed in April 1998 for a thirty-six month period. The line is secured by all of the Company's property and accounts receivable and is guaranteed by the Company's principal shareholder. As of October 31, 1998 and 1997, there was $5,462,000 and $6,500,000 outstanding and $3,799,000 and $3,311,000 available under the line of credit, respectively. The credit agreement includes covenants which, among other things, require the Company to maintain stated minimum working capital and net worth amounts plus specific liquidity and long-term solvency ratios.


NOTE 6 - Notes Payable

                                                                                            October 31,
                                                                                --------------------------------
                                                                                      1998              1997
                                                                                ---------------    -------------
Notes payable are comprised as follows:

   Note payable to a bank, payable in monthly installments of $9,375 principal plus interest at the bank's prime rate plus 1 percent (9.5 percent at
     October 31, 1997) through April 1998
     (secured by certain assets)................................................    $      -       $     141,000
                                                                                ------------       -------------
                                                                                           -             141,000

   Less current portion.........................................................           -            (113,000)
                                                                                ------------       -------------
                                                                                    $      -       $      28,000
                                                                                ============       =============

NOTE 7 - Income Taxes

   No provision for income taxes has been recorded in fiscal 1998 and 1997 because of losses incurred in these years.

     Deferred income taxes at October 31, 1998 and 1997 are comprised as follows:
                                                                                            October 31,
                                                                                ----------------------------------
                                                                                      1998              1997
                                                                                ---------------    ---------------
Deferred tax assets:
     Net operating loss carryforwards........................................... $     5,120,000     $   3,991,000
     Inventory..................................................................         666,000         1,299,000
     Allowance for doubtful accounts and returns................................         130,000           194,000
     Warranty reserves..........................................................          59,000           102,000
     Vacation and deferred compensation.........................................          86,000           268,000
     State income taxes.........................................................           5,000             4,000
     Property and equipment depreciation........................................         150,000                 -
     Other......................................................................          39,000           259,000
                                                                                ----------------   ---------------
       Gross deferred tax asset.................................................       6,255,000         6,117,000
                                                                                ----------------   ---------------

Deferred tax liabilities:
     Property and equipment depreciation........................................               -           (33,000)
                                                                                ----------------   ---------------

         Gross deferred tax liability...........................................               -           (33,000)
                                                                                ----------------   ---------------

Valuation allowance.............................................................      (6,255,000)       (6,084,000)
                                                                                ----------------   ---------------

Net deferred income taxes....................................................... $             -     $           -
                                                                                ================   ===============

                                       16

                                 ANDATACO, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     The Company has recorded a valuation allowance in full for deferred tax assets which, more likely than not, will not be realized based on recent operating results.

     The Company has approximately $14,159,000 in federal and $5,793,000 in state net operating loss carryforwards which expire through 2018 and 2003, respectively. The Company experienced a change of control as a result of the Merger, which limits the ability of the Company to utilize the carryforward amounts. Any future change of control, as defined in Section 382 of the Internal Revenue Code, could further limit the Company's ability to utilize the carryforwards.

     A reconciliation of the provision for income taxes to the amount computed by applying the statutory federal income tax rate to income before income taxes follows:

                                                                                 Year Ended October 31,
                                                                      ------------------------------------------
                                                                          1998            1997           1996
                                                                      ------------   ------------   ------------
     Amount computed at statutory Federal rate of 34%..............   $   (828,000)  $ (2,111,000)    $   13,000
     Benefit of "S" Corporation status.............................              -        209,000        (13,000)
     Increase in valuation allowance...............................        171,000        783,000              -
     Expenses not deductible for tax purposes......................        602,000      1,257,000              -
     Conversion from "S" to "C" Corporation........................              -       (138,000)             -
     Other.........................................................         55,000              -              -
                                                                      ------------   ------------     ----------
                                                                      $          -   $          -     $        -
                                                                      ============   ============     ==========

NOTE 8 - Stock Options and Employee Benefit Plans

     The Company has a number of stock option plans, administered by its Board of Directors or its designees, which provide for the issuance of options to employees, officers and directors. The exercise price of a stock option is generally equal to the fair market value of the Company's common stock on the date the option is granted. Certain of the plans permit options granted to qualify as "Incentive Stock Options" under the Internal Revenue Code while other plans are specified as non-qualified. Additionally, certain of the non-qualified plans call for 100% vesting of outstanding options upon a change of control of the Company. Options generally vest at a rate of 20 percent per year over a period of five years from the date of grant and expire after a period not to exceed ten years. However, the Board may, at its discretion, implement a different vesting schedule with respect to any new stock option grant. A total of 4,725,500 shares of Class A Common Stock has been reserved for issuance under the Company's stock option plans.

                                 ANDATACO, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     Transactions under the Company's stock option plans during the years ended October 31, 1998, 1997 and 1996 are summarized as follows:

                                  1993, 1996 Consolidated and 1997 Plans                Director Plan
                                  --------------------------------------      ------------------------------------
                                                 Weighted       Weighted                 Weighted       Weighted
                                      Number      Average       Average        Number     Average        Average
                                   of Options Exercise Price  Fair Value     of Options Exercise Price  Fair Value
                                   ---------- --------------  ----------     ---------- --------------  ----------
Outstanding, October 31, 1995..      522,300    $   3.04                       32,000    $   6.12
   Granted ....................      243,500        2.40       $   1.08        12,000       14.54       $   3.27
   Exercised ..................      (46,300)       2.66                           --
   Canceled ...................     (143,900)       3.48                       (7,200)       8.92
                                  ----------                                ---------
Outstanding, October 31, 1996..      575,600        2.69                       36,800        8.32
   Granted ....................    1,989,500        1.56           1.07            --
   Exercised ..................           --                                       --
   Canceled ...................     (380,600)       2.79                           --
                                  ----------                                ---------

Outstanding, October 31, 1997..    2,184,500        1.64                       36,800        8.32
   Granted ....................    2,031,000        1.33           1.08            --
   Exercised ..................           --                                       --
   Canceled ...................   (1,437,272)       1.53                       (4,800)       8.92
                                  ----------                                ---------

Outstanding, October 31, 1998..    2,778,228        0.97                       32,000        8.23
                                  ==========                                =========

Exercisable, October 31, 1998..      512,985        1.13                       19,600       10.28
                                  ==========                                =========

     The following table sets forth information regarding options outstanding at October 31, 1998 under the 1993, 1996 Consolidated and 1997 Plans:

                                                                                                         Weighted
                                                                                                          Average
                                                                            Weighted      Weighted       Exercise
                                           Range of           Number         Average       Average       Price for
                                           Exercise          Currently      Exercise      Remaining      Currently
Number of Options                           Prices          Exercisable       Price     Life (Years)    Exercisable
-----------------                           ------          -----------       -----     ------------    -----------
       200,000                              $ 0.69                  -      $   0.69          9.92        $      -
     1,654,852                                0.75            186,845          0.75          9.31            0.75
       530,000                            0.81 - 1.13        250,000           1.09          8.71            1.13
       278,000                            1.56 - 1.88               -          1.75          9.02               -
       115,376                            2.00 - 2.44          76,140          2.11          7.94            2.11
     ---------                                               --------

     2,778,228                                                512,985
     =========                                               ========

     The following table sets forth information regarding options outstanding at October 31, 1998 under the Director Plan:

                                                                                                         Weighted
                                                                                                          Average
                                                                            Weighted      Weighted       Exercise
                                           Range of           Number         Average       Average       Price for
                                           Exercise          Currently      Exercise      Remaining      Currently
Number of Options                           Prices          Exercisable       Price     Life (Years)    Exercisable
-----------------                           ------          -----------       -----     ------------    -----------
    10,000                                  $ 3.25              4,000      $   3.25          7.06        $   3.25
    10,000                                    5.63              6,000          5.63          6.61            5.63
     6,000                               8.25 -  9.25           3,600          8.58          6.63            8.81
     6,000                                   20.50              6,000         20.50          2.81           20.50
    ------                                                    -------

    32,000                                                     19,600
    ======                                                    =======

                                       18

                                 ANDATACO, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     No compensation expense has been recognized for the Company's employee option grants, which are fixed in nature, as the options have been granted at fair market value. Pro forma information regarding net income and net earnings per common share is determined as if the Company had accounted for its stock-based awards to employees under fair value methods. The fair value of options granted in fiscal 1998, 1997 and 1996 has been estimated at the date of grant using the Black-Scholes option pricing model using the following assumptions:

                                                                                Year Ended October 31,
                                                                       ----------------------------------------
                                                                          1998            1997           1996
                                                                       -----------     ---------       --------
     Risk-free interest rate...................................          5.50%           6.13%          6.16%
     Volatility................................................         168.0%           80.0%          80.0%
     Dividend yield............................................           0.0%            0.0%           0.0%
     Expected life (years).....................................           6.0             5.0            5.0

     For purposes of pro forma disclosures, the estimated fair value of the options is assumed to be amortized to expense over the options' vesting period. The Company's pro forma information for the years ended October 31 is as follows:

                                                                                 Year Ended October 31,
                                                                      --------------------------------------------
                                                                          1998            1997           1996
                                                                      ------------   ------------   --------------
Net (loss) income:
   As  reported.................................................       $ (2,434,000)   $ (6,209,000)   $   39,000
                                                                       ============    ============    ==========
   Pro forma....................................................       $ (3,120,000)   $ (6,385,000)   $  (69,000)
                                                                       ============    ============    ==========

Net (loss) income per share:
   As  reported.................................................       $      (0.10)   $      (0.30)   $     0.00
                                                                       ============    ============    ==========

   Pro forma....................................................       $      (0.13)   $      (0.31)   $     0.00
                                                                       ============    ============    ==========

401(k) Plan

     During 1992, the Company adopted an employee savings and retirement plan (the "401(k) Plan") covering all of the Company's employees. The 401(k) Plan permits, but does not require, matching contributions by the Company on behalf of all participants. No such contributions were made in fiscal 1998, 1997 or 1996.

Stock Warrant

     There are warrants outstanding with a right to purchase 180,783 shares of the Company's common stock with an exercise price of $1.94 per share. The warrants expire in March 1999.


NOTE 9 - Commitments and Contingencies

     The Company currently conducts its operations in twenty facilities throughout the United States. Certain of these facilities are leased from various parties, including related parties, under noncancelable operating leases that expire at various times through October 2003.

                                 ANDATACO, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     Future minimum rental commitments under non-cancelable operating leases, inclusive of the Company's obligation to its president and principal shareholder (Note 10), are reflected in the following table:

       Year ending
       October 31,
       -----------

         1999.................................................. $     786,000
         2000..................................................       727,000
         2001..................................................       604,000
         2002..................................................       494,000
         2003..................................................       187,000
                                                               --------------
                                                                $   2,798,000
                                                               ==============

     Total rent expense was $1,107,000, $918,000 and $853,000 for the years ended October 31, 1998, 1997 and 1996, respectively.

     The Company may be subject to various claims and legal proceedings in the ordinary course of conducting its business. In the opinion of management, the liability associated with the resolution of such matters, if any, will not have a material adverse effect on the Company's financial position, results of operations or cash flows.


NOTE 10 - Certain Related Party Transactions

     The Company currently leases its corporate headquarters from an entity owned by the president and principal shareholder of the Company. The Company paid this entity approximately $330,000 during each of the years ended October 31, 1998, 1997 and 1996 under the terms of the lease agreement.

     The shareholder loan from the Company's president and principal shareholder to the Company is unsecured, due in June 2004, with interest payable monthly at 9 percent per annum. This loan is subordinate to the bank line of credit. Interest expense from the shareholder loan was $468,000, $461,000 and $301,000 during the years ended October 31, 1998, 1997 and 1996, respectively.

                                 ANDATACO, INC.
                              FINANCIAL STATEMENTS

    As of April 30, 1999 and for the Six Months Ended April 30, 1999 and 1998


                                 ANDATACO, INC.

                           Consolidated Balance Sheet
                                 April 30, 1999
                                   (Unaudited)


                                     ASSETS

Current assets:
  Cash                                                                                                      $  23,000
  Accounts receivable, net                                                                                  6,257,000
  Inventories                                                                                               6,451,000
  Other current assets                                                                                      1,056,000
                                                                                                        -------------
     Total current assets                                                                                  13,787,000

  Goodwill, net                                                                                             5,156,000
  Property and equipment, net                                                                               2,947,000
  Other assets                                                                                                 96,000
                                                                                                        -------------
                                                                                                          $21,986,000
                                                                                                        =============

                      LIABILITIES AND SHAREHOLDERS' EQUITY



Current liabilities:
  Accounts payable                                                                                         $6,515,000
  Accrued expenses                                                                                          2,420,000
  Deferred revenue                                                                                          2,102,000
                                                                                                        -------------
     Total current liabilities                                                                             11,037,000
                                                                                                        -------------

Long-term liabilities:
  Bank line of credit                                                                                       5,000,000
  Shareholder loan                                                                                          5,196,000
                                                                                                        -------------
     Total long-term liabilities                                                                           10,196,000
                                                                                                        -------------

Shareholders' equity:
  Common Stock                                                                                                238,000
  Additional paid-in capital                                                                               10,149,000
  Accumulated deficit                                                                                     (9,634,000)
                                                                                                        -------------
     Total shareholders' equity                                                                               753,000
                                                                                                        -------------
                                                                                                          $21,986,000
                                                                                                        =============

            See notes to unaudited consolidated financial statements.

                                 ANDATACO, INC.

                      Consolidated Statements of Operations
                                   (Unaudited)

                                                                                               Six Months Ended
                                                                                                   April 30
                                                                                    ------------------------------------
                                                                                           1999               1998
                                                                                    -----------------  -----------------
Sales                                                                                     $31,370,000       $42,756,000
Cost of sales                                                                              22,375,000        29,300,000
                                                                                     ----------------  ----------------

     Gross profit                                                                           8,995,000        13,456,000
                                                                                     ----------------  ----------------

Operating expenses:
  Selling, general and administrative                                                       9,432,000        12,463,000
  Rent expense to shareholder                                                                 166,000           166,000
  Research and development                                                                    506,000           914,000
                                                                                     ----------------  ----------------

     Total operating expenses                                                              10,104,000        13,543,000
                                                                                     ----------------  ----------------

Loss from operations                                                                      (1,109,000)          (87,000)

Interest expense                                                                              248,000           288,000
Interest expense to shareholder                                                               234,000           234,000
                                                                                     ----------------  ----------------

Net loss                                                                                 $(1,591,000)        $(609,000)
                                                                                     ================  ================

Net loss per share (basic and diluted)                                                     $   (0.07)         $  (0.03)
                                                                                     ================  ================

Shares used in computing net loss
  per share (basic and diluted)                                                            23,819,399        23,819,399
                                                                                     ================  ================

            See notes to unaudited consolidated financial statements.

                                ANDATACO, INC.

                      Consolidated Statements of Cash Flows
                                   (Unaudited)

                                                                                            Six Months Ended
                                                                                                 April 30,
                                                                                    ---------------------------------
                                                                                         1999                 1998
                                                                                    --------------        -----------
Cash flows from operating activities:
  Net loss                                                                            $  (1,591,000)       $ (609,000)
  Adjustments to reconcile net loss
    to cash provided by operating activities:
      Depreciation                                                                          879,000           769,000
      Amortization of goodwill                                                              837,000           836,000
      Stock compensation                                                                     42,000                 -

  Changes in assets and liabilities:
    Accounts receivable                                                                   4,371,000           151,000
    Inventories                                                                          (1,528,000)          913,000
    Other assets                                                                           (452,000)         (123,000)
    Accounts payable                                                                     (1,338,000)         (803,000)
    Accrued expenses                                                                       (190,000)         (610,000)
    Deferred revenue                                                                       (157,000)          666,000
                                                                                    ---------------     -------------

     Net cash provided by operating activities                                              873,000         1,190,000
                                                                                    ---------------     -------------

Cash flows from investing activities:
  Payments for purchases of property and equipment                                         (411,000)         (676,000)
                                                                                    ---------------     -------------


     Net cash used by investing activities                                                 (411,000)         (676,000)
                                                                                    ---------------     -------------


Cash flows from financing activities:
  Payments under bank line of credit agreement (net)                                       (462,000)         (394,000)
  Payments on notes payable                                                                       -          (141,000)
                                                                                    ---------------     -------------

     Net cash used by financing activities                                                 (462,000)         (535,000)
                                                                                    ---------------     -------------

Net change in cash                                                                                -          (21,000)

Cash at beginning of period                                                                  23,000            41,000
                                                                                   ----------------     -------------
Cash at end of period                                                                 $      23,000        $   20,000
                                                                                   ================     =============

            See notes to unaudited consolidated financial statements.

                                 ANDATACO, INC.
                   Notes to Consolidated Financial Statements
                                   (Unaudited)

NOTE 1 - Basis of Presentation

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         The accompanying unaudited consolidated financial statements of Andataco, Inc. ("ANDA", or the "Company") have been prepared by the Company without audit pursuant to the rules and regulations of the Securities and Exchange Commission for Form 10-Q. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements and should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's annual report on Form 10-K for the year ended October 31, 1998. In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments, consisting of only normal recurring items, necessary for a fair presentation of the Company's financial position as of April 30, 1999 and its results of operations for the six-month periods ended April 30, 1999 and 1998. The interim financial information contained herein is not necessarily indicative of the results to be expected for any other interim period or the full fiscal year ending October 31, 1999.

NOTE 2 - Business Combination

         On June 3, 1997 (the "Closing Date"), ANDA (formally IPL Systems, Inc.) completed a business combination with ANDATACO of California, whereby ANDATACO of California was merged with a wholly-owned subsidiary of ANDA (the "Merger"). Under the terms of the merger agreement, the shareholders of ANDATACO of California were issued a total of 18,078,381 shares of ANDA Class A Common Stock in exchange for all outstanding shares of capital stock of ANDATACO of California. Although as a legal matter the Merger resulted in ANDATACO of California becoming a wholly-owned subsidiary of ANDA, for financial reporting purposes the Merger was treated as a recapitalization of ANDATACO of California and an acquisition of ANDA by ANDATACO of California (reverse acquisition). The financial reporting requirements of the Securities and Exchange Commission require that the financial statements reported by ANDA subsequent to the Merger be those of ANDATACO of California, which include the results of operations of ANDA from the Closing Date.

         The acquisition of ANDA by ANDATACO of California was accounted for using the purchase method. Accordingly, the purchase price was allocated to the estimated fair market value of identifiable tangible and intangible assets acquired and liabilities assumed. Based upon an independent valuation, the Company allocated $2,400,000 to acquired in-process research and development for which there is no future alternative use and $400,000 to existing proprietary technology for which technological feasibility had been established. As required by generally accepted accounting principles, the amount allocated to in-process research and development was recorded as a one-time charge to operations and the amount allocated to existing technology was amortized over its estimated useful life. The excess of the purchase price over the identifiable net assets acquired of $8,362,000 was recorded as goodwill and is being amortized on a straight-line basis over its estimated useful life of five years.

NOTE 3 - Net Loss Per Share

         Basic earnings per share is computed based on the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed based on the weighted average number of shares of common stock outstanding during the period increased by the weighted average number of common stock equivalents outstanding during the period, using the treasury stock method. Shares issuable upon exercise of outstanding stock options and warrants, totaling 2,654,430 and 2,645,690 as of April 30, 1999 and 1998, respectively, have been excluded from the computation of diluted earnings per share, as their effect would be anti-dilutive.

NOTE 4 - Inventories

                                                                    April 30,
                                                                      1999
                                                                      ----
                                                                  (unaudited)
Inventories are comprised of the following:
    Purchased components                                          $5,710,000
    Work in progress                                                 114,000
    Finished goods                                                   627,000
                                                               -------------
                                                                  $6,451,000
                                                               =============

NOTE 5 - Borrowings

         The Company has a revolving line of credit ("the Line of Credit") with a bank which provides for the Company to borrow the lesser of (i) $10,000,000 or
(ii) 80 percent of eligible domestic accounts receivable plus the lesser of $1,750,000 or 25 percent of eligible inventory, at the bank's prime rate plus one-half percent (8.5 percent at October 31, 1998). The Line of Credit was renewed in April 1998 for a thirty-six month period. The Line of Credit is secured by all of the Company's property and accounts receivable and is guaranteed by the Company's principal shareholder. At April 30, 1999, the Company was not in compliance with the financial covenant concerning the Company's minimum net tangible worth; however, effective June 11, 1999, the lender notified the Company that it will temporarily waive its rights and remedies in connection with the foregoing default, to declare a default subject to further negotiations. The lender and the Company are currently negotiating the terms and conditions of the waiver, which will include applying a default interest rate of 10.5% during the waiver period.


NOTE 6 - Subsequent Event

         On June 9, 1999, nStor Technologies, Inc. acquired the 75.7% of the Company's common stock held by the Company's principal shareholder.

           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS



The following unaudited pro forma condensed combined financial statements reflect: (i) the acquisition of approximately 76% of the outstanding common stock of Andataco, Inc. ("Andataco") and (ii) the private placement of $3.5 million of convertible preferred stock, both of which were completed on June 8, 1999 (the "Completed Transactions"), and (iii) the anticipated acquisition of the remaining approximately 24% of the outstanding common stock of Andataco ("Anticipated Acquisition of Minority Shares") from Andataco's minority shareholders (collectively, the "Transactions"). They are derived from and should be read in conjunction with the historical financial statements and notes thereto of the Company, as presented in the Company's Form 10-Q for the quarter ended March 31, 1999 and Annual Report on Form 10-K for the year ended December 31, 1998. They should also be read in conjunction with Andataco's historical financial statements, included elsewhere herein.

The acquisition of Andataco will be accounted for as a purchase with assets acquired and liabilities assumed recorded at fair value, and Andataco's operating results included in the Company's consolidated financial statements, effective as of the dates of acquisition.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 1998 and for the three months ended March 31, 1999 give effect to the Transactions as if they had occurred as of January 1, 1998. The unaudited pro forma condensed combined balance sheet as of March 31, 1999 assumes the Transactions were consummated on March 31, 1999. The pro forma adjustments are based on management's preliminary estimates of the value of tangible and intangible assets acquired. A valuation of those assets is currently being conducted and, accordingly, those estimates could change as additional information becomes available or as additional events occur.

The unaudited pro forma financial information is not designed to represent and does not represent what the combined results of operations or financial position would have been had the Transactions been completed as of the dates assumed, and are not intended to project the combined results of operations for any future period or the combined financial position as of any future date. The unaudited pro forma condensed combined financial statements do not reflect certain non-recurring expenses that may result from the acquisition, and also exclude estimated expense reductions, including elimination of duplicate facilities and personnel costs, that are expected to result from the acquisition.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 (in thousands)

                                                       Historical                            Pro Forma
                                    -------------------------------------   -----------------------------------------------
                                                                                               Anticipated
                                          nStor                                                Acquisition
                                       Technologies          Andataco           Completed      Of Minority
                                    March 31,1999       January 31,1999     Transactions (1)    Shares (2)      Combined
                                    -------------       ---------------     ----------------    ----------      --------
ASSETS

Current assets:
  Cash                                          $  244               $  23            $ 2,450       $ (150)          $2,567
                                                                                            -             -
  Accounts receivable, net                       2,313               7,625                  -             -           9,938
  Inventories                                    3,714               5,441                  -             -           9,155
  Other current assets                             935                 809                  -             -           1,744
                                       ---------------     ---------------  -----------------  ------------  --------------

                                                                                                          -
Total current assets                             7,206              13,898              2,450         (150)          23,404

Property and equipment                           1,509               3,248                  -             -           4,757
Goodwill and other intangible
  assets, net                                    5,831               5,575              4,497         1,496          17,399
Other assets                                       500                  51                  -             -             551
                                       ---------------     ---------------  -----------------  ------------  --------------
                                               $15,046             $22,772            $ 6,947       $ 1,346        $ 46,111
                                       ===============     ===============  =================  ============  ==============




LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable, accrued
    expenses and other                          $3,049              $9,014              $   -          $  -         $12,063
  Current portion of  long
     term debt                                     165                   -                  -             -             165
  Deferred revenue                                   -               1,957                  -             -           1,957
                                       ---------------     ---------------  -----------------  ------------  --------------

Total current liabilities                        3,214              10,971                  -             -          14,185

Long-term debt                                   7,563              10,196                (96)            -          17,663
Minority interests                                                                        294          (294)              -
Shareholders' equity                             4,269               1,605              6,749         1,640          14,263
                                       ---------------     ---------------  -----------------  ------------  --------------

                                               $15,046             $22,772            $ 6,947        $1,346         $46,111
                                       ===============     ===============  =================  ============  ==============


   See accompanying notes to unaudited pro forma condensed combined financial statements.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                  (dollars in thousands, except per share data)

                                               Historical                                   Pro Forma
                                     ----------------------------- -----------------------------------------------------------
                                        NStor
                                     Technologies     Andataco                             Anticipated
                                      Year Ended     Year Ended                            Acquisition
                                     December 31,    October 31,      Completed            Of Minority
                                         1998           1998        Transactions              Shares              Combined
                                    --------------  -------------  ---------------       ----------------       -------------
Sales                                     $ 18,026       $ 77,519             $  -                   $  -             $95,545
Cost of sales                               15,258         54,293                -                      -              69,551
                                    --------------  -------------  ---------------       ----------------       -------------

Gross profit                                 2,768         23,226                -                      -              25,994
                                    --------------  -------------  ---------------       ----------------       -------------

Operating expenses:
  Selling, general and
     administrative                          8,335         19,700                -                      -              28,035
  Research and development                   2,572          1,552                -                      -               4,124
  Depreciation and amortization              1,352          3,387             (346) (3)               178  (7)          4,571
                                    --------------  -------------  ---------------       ----------------       -------------

Total operating expenses                    12,259         24,639             (346)                   178              36,730
                                    --------------  -------------  ---------------       ----------------       -------------

(Loss) income from operations               (9,491)        (1,413)             346                   (178)            (10,736)

Interest income                                 71              -                -                      -                  71
Interest expense                              (987)        (1,021)               -                      -              (2,008)
                                    --------------  -------------  ---------------       ----------------       -------------

(Loss) income before minority
  interests                                (10,407)        (2,434)             346                   (178)            (12,673)
Minority interests                               -              -              584  (4)              (584) (8)              -
                                    --------------  -------------  ---------------       ----------------       -------------
Net (loss) income                          (10,407)        (2,434)             930                   (762)            (12,673)

Preferred stock dividends                     (263)             -             (652) (5)                 -                (915)
Embedded dividend attributable
   to beneficial conversion
   privilege of convertible
   preferred stock and
  accretion of warrants                     (1,218)             -             (150) (6)                 -              (1,368)
                                    --------------  -------------  ---------------       ----------------       -------------

Net (loss) income applicable to
  common stock                           $ (11,888)     $  (2,434)           $ 128                   (762)           $(14,956)
                                    ==============  =============  ===============       ================       =============

Basic and diluted net
  loss per common share                  $   (0.63)                                                                  $  (0.77)
                                    ==============                                                              =============

Average number of common
  shares outstanding, basic
  and diluted                           18,888,911                               -                547,000  (9)     19,435,911
                                    ==============                 ===============      =================       =============

   See accompanying notes to unaudited pro forma condensed combined financial statements.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                  (dollars in thousands, except per share data)

                                                  Historical                             Pro Forma
                                    -------------------------------  -------------------------------------------------------
                                        nStor
                                     Technologies      Andataco
                                     Three Months    Three Months                          Anticipated
                                        Ended            Ended                             Acquisition
                                      March 31,       January 31,      Completed           Of Minority
                                         1999            1999        Transactions            Shares              Combined
                                    --------------  -------------  ---------------       ----------------       -------------
Sales                                      $ 1,411         $ 16,378           $  -                  $  -            $ 17,789
Cost of sales                                1,323           11,872              -                     -              13,195
                                    --------------  ---------------  -------------       ---------------       -------------

Gross profit                                    88            4,506              -                     -               4,594
                                    --------------  ---------------  -------------       ---------------       -------------

Operating expenses:
  Selling, general and
     administrative                          1,435            3,765              -                     -               5,200
  Research and development                     519              322              -                     -                 841
  Depreciation and amortization                395              871            (87) (3)               45  (7)          1,224
                                    --------------  ---------------  -------------       ---------------       -------------

Total operating expenses                     2,349            4,958            (87)                   45               7,265
                                    --------------  ---------------  -------------       ---------------       -------------

(Loss) income from operations               (2,261)            (452)            87                   (45)             (2,671)

Interest income                                100                -              -                     -                 100
Interest expense                              (310)            (245)             -                     -                (555)
                                    --------------  ---------------  -------------       ---------------       -------------

(Loss) income before minority
  interests                                 (2,471)            (697)            87                   (45)             (3,126)
Minority interests                              -                 -            167  (4)             (167) (8)              -
                                    --------------  ---------------  -------------       ---------------       -------------
Net (loss) income                           (2,471)            (697)           254                  (212)             (3,126)

Preferred stock dividends                     (132)               -           (183) (5)                -                (315)
Embedded dividend attributable
   to beneficial conversion
   privilege of convertible
   preferred stock and
   accretion of warrants                       (87)               -              -                     -                 (87)
                                    --------------  ---------------  -------------       ---------------       -------------

Net (loss)  income applicable to
  common stock                           $  (2,690)          $ (697)         $  71                $ (212)           $ (3,528)
                                    ==============  ===============  =============       ===============       =============

Basic and diluted net
  loss per common share                  $   (0.13)                                                                 $  (0.16)
                                    ==============                                                             =============

Average number of common

  shares outstanding, basic
  and diluted                           21,182,665                               -               547,000  (9)     21,729,665
                                    ==============                   =============       ===============       =============

   See accompanying notes to unaudited pro forma condensed combined financial statements.

                 NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet:

(1)      Adjustments resulting from Completed Transactions:

         (a) The purchase from W. David Sykes and affiliates ("Sykes') on June 8, 1999 (the "Closing Date") of approximately 76% of the outstanding common stock of Andataco and a $5,196,000 note ("Shareholder Note"), in exchange for
(1) $500,000 cash; (2) $5.1 million of 9 1/2% notes, payable June 2004; and (3)
$4,654,000 of preferred stock, convertible into 1,551,333 shares of the Company's common stock (based on a conversion price of $3 per common share, the closing market price on June 7, 1999, the date the terms of the preferred stock were agreed to). In addition, the Company issued three year warrants to purchase 155,133 shares of the Company's common stock, at $3.30 per common share, valued at approximately $200,000 using the Black Scholes option pricing model. The preferred stock requires quarterly dividends at the following annual rates: 8% during the first year, 9% during the second year and 10% thereafter.

         (b) Issuance to private investors of $3.5 million of preferred stock (convertible into 1,166,667 shares of the Company's common stock based on a conversion price of $3 per common share, the closing market price on June 7, 1999, the date the terms of the preferred stock were agreed to) and three year warrants to purchase 116,667 shares of the Company's common stock at $3.30 per common share, valued at approximately $150,000 using the Black Scholes option pricing model, in exchange for $3.5 million in cash. The preferred stock requires dividends at the following annual rates: 8% during the first year, 9% during the second year and 10% thereafter.

         The adjustments to historical assets and liabilities for the Completed Transactions follow (in thousands):

Increase in cash:
  Private placement of preferred stock                                                             $3,500
  Cash paid to Sykes                                                                                 (500)
  Estimated transaction costs, principally professional fees                                         (550)         $2,450
                                                                                            -------------

Increase in goodwill:
  Purchase price of net assets acquired:
     Cash                                                                             $500
     Notes payable                                                                   5,100
     Preferred stock                                                                 4,654
     Warrants                                                                          200
     Estimated transaction costs                                                       550
                                                                            --------------
  Total purchase price                                                              11,004
  Less preliminary estimate of fair value of net assets acquired                       932
                                                                            --------------
  Excess  of  purchase  price  over  fair  value  of net  assets  acquired                         10,072
(goodwill)
  Elimination of Andataco's historical goodwill                                                    (5,575)          4,497
                                                                                            -------------
Decrease in long-term debt:
  Purchase of Shareholder Note from Sykes                                                           5,196
  Issuance of notes to Sykes at closing                                                            (5,100)             96
                                                                                            -------------

Minority interests (24%) in Andataco                                                                                 (294)

Increase in shareholders' equity:
  Issuance of preferred stock  to Sykes and private investors                                      (8,154)
  Issuance of warrants to Sykes                                                                      (200)
  Elimination of Andataco's historical net assets                                                   1,605          (6,749)
                                                                                            -------------   -------------

                                                                                                                   $    0
                                                                                                            =============

(2) Adjustments resulting from the Anticipated Acquisition of Minority Shares. The Company has agreed that if it acquires the Minority Shares, the purchase price will be equal to the greater of the per share amount paid to Sykes ($.283) or the fair market value as determined by an independent valuation. Such valuation has not yet been completed; accordingly, the purchase price reflected in the pro forma adjustments ($1,640,000) is based on the per share amount paid to Sykes. In addition, estimated transaction costs of $150,000 have been included. The Company intends to issue common stock in exchange for the Minority Shares.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations:

         Adjustments resulting from Completed Transactions:

(3) Elimination of amortization of goodwill included in Andataco's historical statements of operations ($1,672,000 and $418,000 for the year ended October 31, 1998 and the three months ended January 31, 1999, respectively), less amortization of excess of purchase price over fair value of Andataco's net assets acquired over seven years ($1,326,000 and $331,000, respectively).

(4)      Minority interests (24%) in loss of Andataco.

(5) Cash dividends on $8,154,000 of preferred stock issued to Sykes and private investors (8% during the year ended December 31, 1998 and 9% during the three months ended March 31, 1999).

(6) Embedded dividend attributable to accretion of value ($150,000) of three year warrants to purchase 116,667 shares of the Company's common stock issued to private investors on June 8, 1999. The warrants are exercisable at any time through June 8, 2002.

               Interest expense has not been adjusted since the adjustment would not be material. Pro forma basic and diluted net loss per common share, excluding the effect of the Anticipated Acquisition of Minority Shares, equals $0.62 and $0.12 for the year ended December 31, 1999 and three months ended March 31, 1999, respectively.


         Adjustments resulting from the Anticipated Acquisition of Minority
Shares:

(7) Additional amortization of goodwill resulting from amortization of excess of purchase price of Minority Shares ($1,790,000, including $150,000 of transaction costs) over fair value of net assets acquired ($544,000) over seven years.

(8)      Reversal of minority interests in loss of Andataco.

(9) Number of shares of the Company's common stock expected to be issued in exchange for Minority Shares based on a recent closing market price ($3 on June 17, 1999).

                                                   Exhibit Index
                                                   -------------

    Exhibit No.:
    ------------

        2.1          Purchase Agreement, dated as of March 2, 1999, by and among the Registrant, W. David Sykes and the Sykes Children's Trust of 1993 dated November 22, 1993

        2.2          Amendment No. 1 to Purchase Agreement, dated as of April 26, 1999, by and among the
                     Registrant, W. David Sykes, the Sykes Family Trust  and the Sykes Children's Trust of 1993
                     dated November 22, 1993

        2.3          Amendment No. 2 to Purchase Agreement, dated as of June 8, 1999, by and among the Registrant,
                     W. David Sykes, the Sykes Family Trust and the Sykes Children's Trust of 1993 dated November
                     22, 1993

        4.1          Certificate of Designation of Series E Convertible Preferred Stock of the Registrant

        4.2          Certificate of Designation of Series F Convertible Preferred Stock of the Registrant

        4.3          Warrant, dated June 8, 1999, issued to W. David Sykes

        4.4          Form of Warrant, dated June 8, 1999, issued to purchasers of Series E Convertible Preferred
                     Stock

        4.5          9.5% Subordinated Note, dated June 8, 1999, issued to the Sykes Children's Trust of 1993

        4.6          9.5% Subordinated Note, dated June 8, 1999, issued to the Sykes Family Trust

        4.7          Registration Rights Agreement, dated June 8, 1999, by and between nSTOR Technologies, Inc.
                     and W. David Sykes

        4.8          Form of Registration Rights Agreement, dated June 8, 1999, issued to the purchasers of Series
                     E Convertible Preferred Stock

        4.9          Form of Employment Agreement between the Registrant and W. David Sykes

       4.10          Letter Agreement, dated June 8, 1999, by and between Irwin Levy and W. David Sykes

       99.1          Press Release issued by the Registrant on June 9, 1999